            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" in the Prospectus and to the inclusion of our report dated September 14, 2006 on the statement of assets and liabilities of
Morgan Stanley China A Share Fund, Inc. included in Pre-Effective Amendment
Number 1 to the Registration Statement (Form N-2, 333-135690) of Morgan Stanley
China A Share Fund, Inc.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
September 14, 2006